UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 13, 2008

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)

2635 N. Crescent Ridge Drive The Woodlands, Texas (Address of Principal Executive Office)	77381 (ZipCode)
Registrant’s telephone number, including area code: (281) 272-9331
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communication pursuant to Rule 144d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On February 13, 2008 Opexa Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement with MDB Capital Group LLC, for itself and as representative of the several underwriters, relating to the public offering of 3,500,000 shares of the Company’s common stock and 3,500,000 Series E warrants, each warrant to purchase one share of common stock at an exercise price of $2.00 per share. Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to an additional 525,000 shares of common stock and 525,000 warrants to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective registration statement on Form SB-2 (File No. 333-147167) filed with the Securities and Exchange Commission on November 6, 2007, and the final prospectus supplement to the Registration Statement dated February 13, 2008.

The public offering price for each share is $2.00, and the public offering price for each warrant is $0.15. Each share and each warrant will be sold to the underwriters at the public offering price of each security less an underwriting discount of 10%. The Company expects to receive approximately $7.5 million (approximately $8.7 million if the underwriter’s over-allotment option is exercised in full) in gross proceeds from the offering, which is subject to closing conditions.  The Company paid the underwriters a non-accountable expense allowance of 1% of the gross proceeds of the offering (excluding the over-allotment option).  As additional compensation, the Company issued warrants to the underwriter to purchase 350,000 shares of common stock at a price of $2.40 per share and to acquire 350,000 Series E warrants at a price of $0.18 per Series E warrant.

In connection with this offering of the Company’s common stock and Series E warrants, the Company is filing Exhibits 1.1, 4.3, 4.4, and 4.5 as part of this Current Report on Form 8-K to be incorporated by reference in their entirety into the Company’s Registration Statement on Form SB-2.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:
1.1	Underwriting Agreement dated February 13, 2008, between Opexa Therapeutics, Inc. and MDB Capital Group LLC, as representatives of the underwriters named therein.
4.3	Warrant Agent Agreement for Series E Warrant.
4.4	Form of Underwriters’ Warrant Agreement
4.5	Form of Underwriters’ Warrant to Acquire Warrants Agreement
99.1	Press Release dated February 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OPEXA THERAPEUTICS, INC.

DATE: February 13, 2008	By:	/s/ David B. McWilliams
David B. McWilliams
President and Chief Executive Officer